UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017 (July 27, 2017)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gragg Building, 11225 North Community House Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(980) 365-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02   Unregistered Sales of Equity Securities.

On July 27, 2017, in connection with the previously announced separation (the “Separation”) of Brighthouse Financial, Inc. (the “Company”) from MetLife, Inc. (“MetLife”), the Company entered into a contribution agreement (the “Contribution Agreement”), among the Company, MetLife and Brighthouse Holdings, LLC (“Brighthouse Intermediate Company”), pursuant to which the Company agreed to, among other things, issue shares of the Company’s common stock to MetLife, the number of which will be determined by the transaction committee of the Board of Directors of the Company prior to the consummation of the transactions contemplated by the Contribution Agreement, in exchange for the transfer by MetLife of 100 common units of Brighthouse Intermediate Company, representing all of the common units of Brighthouse Intermediate Company, to the Company.

To the extent applicable, the issuance of shares of the common stock by the Company to MetLife in connection with the Separation is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Christine M. DeBiase
	Name:	Christine M. DeBiase
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: July 31, 2017

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